Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-3
(Form Type)

 Issuer:
MercadoLibre, Inc.

 Guarantors:
 MercadoLibre S.R.L.
  eBazar.com.br Ltda.
 Mercado Pago Instituição de Pagamento Ltda
  DeRemate.com de Mexico S. de R.L. de C.V.
 MPFS, S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V.
 MercadoLibre Chile Ltda.
 MercadoLibre Colombia Ltda.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to Be Paid	Debt	Guarantees of debt securities(5)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to Be Paid	Other(4)	Warrants(1)(4)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.

(4)	Representing rights or obligations to purchase debt securities, Preferred Stock, Common Stock or other securities, property or assets.

(5)
The registrants listed on the Table of Additional Registrant Guarantors may guarantees the obligations of such debt securities of MercadoLibre, Inc. The guarantees will not be traded separately and no separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.